UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
April 3, 2007
Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of a press release of Starbucks Corporation (the “Company”) dated April 3, 2007, announcing the appointment of Peter J. Bocian as executive vice president and cfo designate of the Company, effective May 14, 2007. Mr. Bocian will assume the role of executive vice president, chief financial officer and chief administrative officer effective October 1, 2007. After 12 years as the Company’s chief financial officer, Michael Casey will transition from executive vice president, chief financial officer, and chief administrative officer to a senior advisory role effective September 30, 2007, the last day of the Company’s fiscal 2007. In 2006 Mr. Casey announced his intention to transition out of the chief financial officer role.
Prior to joining Starbucks, since 2004, Peter J. Bocian served as the Senior Vice President and Chief Financial Officer of NCR Corporation. From 2003 to 2004, he served as NCR’s Vice President, Finance and Interim Chief Financial Officer. From 2002 to 2003, Mr. Bocian was the Chief Financial Officer of NCR’s Retail and Financial Group, responsible for overseeing the financial and administration functions for the group and its four business units. From 1999 to 2002, he served as the Chief Financial Officer and Vice President of NCR’s Retail Solutions Division. Mr. Bocian began his career at NCR in 1983 and has since held a number of positions of increasing responsibility in the areas of finance, general management and logistics.
The Company entered into an employment letter (the “Letter”) with Mr. Bocian on April 2, 2007. The Letter is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The material terms and conditions of the Letter are summarized below. These material terms and conditions were reviewed by the outside compensation consultant to the Company’s Compensation and Management Development Committee and approved by the Committee at a meeting held on March 28, 2007.
Base Pay
Mr. Bocian will be paid a base salary that annualizes to $575,000.
Bonus
Mr. Bocian will be entitled to a one-time sign-on bonus of $500,000 less any payroll taxes, to be paid within 30 days of his start date. Mr. Bocian must reimburse the Company on a pro rata basis should he choose to leave the Company during his first year of employment.
For the fiscal year ending September 30, 2007, Mr. Bocian will receive a guaranteed minimum bonus of $287,500 under the Company’s General Management Incentive Plan. For fiscal year 2008, Mr. Bocian will be eligible to participate in the Company’s Executive Management Bonus Plan at an incentive target of 50% of his eligible base salary.
Stock Options
In connection with joining Starbucks, Mr. Bocian will receive a one-time sign-on stock option grant to purchase 200,000 shares of the Company’s common stock. The stock options will be non-qualified and will vest in equal installments over a four-year period, beginning on the first anniversary date of the grant, subject to Mr. Bocian’s continued employment. The exercise price of the stock options will be equal to the regular trading session closing price on the date of grant, which will be the date the Compensation and Management Development Committee of the Board formally approves the grant, shortly after Mr. Bocian joins the Company.
In fiscal 2008 Mr. Bocian also will be granted non-qualified stock options, with an economic value of $1,000,000, subject to approval by the Compensation and Management Development Committee and the Board of Directors, when the Committee and the Board approve the Company’s regular annual stock option grants in fiscal 2008. The options will vest in equal installments over a period of four years, commencing on the first anniversary date of the grant, subject to Mr. Bocian’s continued employment. The exercise price of the stock options will be equal to the regular trading session closing price on the date of grant.
Deferred Compensation Plan
Mr. Bocian will be eligible to participate in the Company’s Management Deferred Compensation Plan, which allows him to save on a tax-deferred basis upon meeting certain required criteria.
Health Benefits
The Company will provide a continuation of Mr. Bocian’s health coverage until he is eligible to participate in the Company’s health benefits, which is approximately three months following hire.
Executive Life Insurance
Mr. Bocian will receive executive life insurance equal to three times his annualized base pay and may elect to purchase an additional two times his annualized base pay, to a maximum benefit of $2,000,000.
Severance
If the Company terminates Mr. Bocian’s employment during his first 12 months at Starbucks for any reason other than for cause, Mr. Bocian will receive a lump sum severance payment equivalent to one year’s base salary, less lawful deductions.
Relocation Benefits
In addition to the standard package of relocation benefits that Starbucks offers its most senior executives under the Company’s domestic relocation program (which includes assistance with the sale of his home through an independent relocation company), Mr. Bocian will be offered a guaranteed purchase offer (GPO) for his home in the departure city if Mr. Bocian’s home doesn’t sell within 90 days from the date the home is initially listed for sale. Under the GPO, if Mr. Bocian’s home hasn’t sold within 90 days of initial listing, the independent relocation company will arrange to have two independent appraisals and an inspection obtained for the property. The relocation company will offer to purchase Mr. Bocian’s property for the average of the two appraisals and taking into consideration any inspection issues. Mr. Bocian will receive the sale proceeds directly from the relocation company if he accepts the offer. The relocation company then will arrange to have the house sold on the open market, at which point Mr. Bocian will no longer have responsibility for the property. Mr. Bocian must reimburse the Company on a pro rata basis for relocation expenses incurred by the Company on Mr. Bocian’s behalf should Mr. Bocian choose to leave the Company during his first year of employment.
Non-Competition and Confidentiality Agreements
Mr. Bocian will be required to sign a Non-Competition Agreement and Confidentiality and Invention Agreement as a condition of his employment.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated April 2, 2007 between Starbucks Corporation and Peter J. Bocian
99.1	Starbucks Corporation press release dated April 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: April 3, 2007	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated April 2, 2007 between Starbucks Corporation and Peter J. Bocian
99.1	Starbucks Corporation press release dated April 3, 2007